UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 16, 2010
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 16, 2010, Vitacost.com, Inc. (the “Company”) issued a press release containing its results of operations and financial condition for the second quarter ended June 30, 2010. The press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 2.02 by reference.

The information under Item 2.02 and Exhibit 99.1 in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and Exhibit 99.1 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth in any such filings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2010, the Company and Ira P. Kerker mutually agreed to the immediate termination of Mr. Kerker’s employment as the Company’s Chief Executive Officer.  Also on August 16, 2010, Mr. Kerker resigned as a member of the Board of Directors of the Company.

On August 16, 2010, the Board of Directors appointed Jeffrey J. Horowitz as the Company’s interim Chief Executive Officer.  Mr. Horowitz’s term as interim Chief Executive Officer will terminate upon the Board of Director’s selection of a permanent Chief Executive Officer.  The Company expects that the financial and other terms of Mr. Horowitz's employment as interim Chief Executive Officer will be finalized over the next two weeks and, when finalized, the Company will report such terms in an amendment to this Report on Form 8-K.  Until the terms of Mr. Horowitz’s employment are finalized, Mr. Horowitz will continue to receive compensation pursuant to a consulting agreement (“Consulting Agreement”) with the Company.  The Company issued a press release on August 3, 2010 disclosing the terms and conditions of the Consulting Agreement.

On August 3, 2010, the Company issued a press release announcing that the Board of Directors appointed Jeffrey J. Horowitz to serve as a director of the Company until the next annual meeting of stockholders and until his successor is duly elected and qualified, effective as of such date.  As a result of Mr. Horowitz’s appointment as interim Chief Executive Officer,  Mr. Horowitz will receive no compensation for his services as a director.  Mr. Horowitz will, however, be reimbursed for the out-of-pocket expenses incurred in connection with the provision of his services as a director.

Mr. Horowitz, age 63, founded Vitamin Shoppe, Inc. in 1977 and oversaw the retail expansion from one store in 1977 to over 200 stores in 11 states.  In addition, Mr. Horowitz expanded Vitamin Shoppe’s business by establishing a catalog to solicit mail order sales in 1981 and pioneered the online vitamin sales industry in 1998 with the launch of VitaminShoppe.com.  Mr. Horowitz also led Vitamin Shoppe during its initial public offering on the NASDAQ stock market in 1999.  Over the past five (5) years, Mr. Horowitz has been pursuing personal interests.

The Company is not aware of any relationships or transactions in which Mr. Horowitz has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press announcing the termination of Mr. Kerker as Chief Executive Officer, Mr. Kerker’s resignation from the Board of Directors and the appointment of Mr. Horowitz as interim Chief Executive Officer is filed as Exhibit 99.2 and is hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1           Press Release dated August 16, 2010, announcing results of operations and financial condition for the second quarter ended June 30, 2010.

99.2           Press Release dated August 16, 2010, announcing the termination of Mr. Kerker as Chief Executive Officer, Mr. Kerker’s resignation from the Board of Directors and the appointment of Mr. Horowitz as interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 17, 2010

VITACOST.COM, INC.

By:	/s/ Richard P. Smith
Name: Richard P. Smith
Title: Chief Financial Officer